FORTEM RESOURCES FILES CHAPTER 11 TO PURSUE FINANCIAL AND OPERATIONAL REORGANIZATION
Vancouver, BC, October 18, 2021 – Fortem Resources Inc. (TSXV:FTM, OTCQB:FTMR) (the “Company”) today announced that it filed a voluntary petition (the “Chapter 11 Petition”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) on October 6, 2021. The Company’s chapter 11 case is captioned “In re Fortem Resources Inc.” and was assigned case number BK-21-14823-nmc (the “Chapter 11 Case”).
The Company intends to continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
The Company anticipates seeking approval of the Bankruptcy Court to approve a debtor-in-possession credit facility in an aggregate principal amount that has not yet been determined (the “DIP Financing”) and to set a timeline for the Chapter 11 Case, culminating in a plan of reorganization (the “Plan of Reorganization”) that is currently being negotiated.  The Company anticipates filing additional Current Reports on Form 8-K once the DIP Financing and Plan of Reorganization have been finalized and signed.
Pursuant to Section 362 of the Bankruptcy Code, the filing of the Chapter 11 Petition automatically stayed most actions against the Company, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Company’s property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Chapter 11 Petition also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Company or its property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Company’s bankruptcy estates, unless and until the Bankruptcy Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their regulatory powers.
The OTC Pink Open Market also halted trading in the Company’s common stock on October 7, 2021.  The Company’s common stock remains suspended pending a review of the eligibility for continued listing of the Company’s common stock on the NEX Exchange in Canada. Trading in the Company’s stock is prohibited.
Court filings and other documents related to the court-supervised process are available electronically through the Bankruptcy Court’s CM/ECF system at http://ecf.nvb.uscourts.gov (PACER account required),  or by sending an email to the Company’s bankruptcy counsel, Fox Rothschild, LLP, at pchlum@foxrothschild.com.

On behalf of Fortem Resources Inc.

Marc Bruner
Chairman, Chief Executive Officer and Director
403-241-8912
Forward Looking Statements

This news release contains forward-looking statements. The use of any of the words including but not exclusive to “anticipate”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “intends”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this news release include, but are not limited to, statements regarding its intention to file future motions in support of the bankruptcy proceeding, the ability to negotiate and enter into the DIP Financing and the Plan of Reorganization, and the intention to file Form 8-K’s disclosing same. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Although the Company believes that the expectations and assumptions on which such forward looking information is based are reasonable, undue reliance should not be placed on the forward looking information because the Company can give no assurance that they will prove to be correct. Forward looking statements contained in this news release are made as of the date of this news release. The Company disclaims any intent or obligation to update publicly any forward looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

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